EXHIBIT NO. EX-99.h.1

                            TRANSFER AGENT AGREEMENT

     THIS AGREEMENT is made and entered into as of the 18th day of November, 1996, by and between The Rockland Funds Trust, a Delaware business trust (hereinafter referred to as the "Company") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

     WHEREAS, the Company is an open-ended management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

     WHEREAS, the Company desires to retain the Agent to provide transfer and dividend disbursing agent services to each series of the Company listed on Schedule A attached hereto (hereinafter collectively referred to as the "Funds"), as may be amended from time to time.

     NOW, THEREFORE, the Company and the Agent do mutually promise and agree as follows:

1.   TERMS OF APPOINTMENT; DUTIES OF THE AGENT

     Subject to the terms and conditions set forth in this Agreement, the Company hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent for each of the Funds.

     The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including, but not limited to:

     A. Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Company's custodian, and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder accounts;

     B. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Company's custodian;

     C. Pay monies (upon receipt from the Company's custodian, where relevant) in accordance with the instructions of redeeming shareholders;

     D. Process transfers of shares in accordance with the shareowner's instructions;

     E.   Process exchanges between the Funds and the Portico Money Fund;

     F. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

     G. Prepare and transmit payments for dividends and distributions declared by the Company with respect to the Funds;

     H. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     I. Record the issuance of shares of each Fund and maintain, pursuant to Rule 17ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of each Fund which are authorized, issued and outstanding;

     J. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     K.   Mail shareholder reports and prospectuses to current shareholders;

     L. Prepare and file U.S.Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

     M. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemption and other confirmable transactions as agreed upon with the Company; and

     N. Provide a Blue Sky System which will enable the Company to monitor the total number of shares of each Fund sold in each state. In addition, the Company or its agent, including the Agent, shall identify to the Agent in writing those transactions and assets to be treated as exempt from Blue Sky reporting to the Company for each state. The responsibility of the Agent for the Company's Blue Sky state registration status is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company or its agent.

2.   COMPENSATION

     The Company agrees to pay the Agent for the performance of the duties listed in this Agreement as set forth on Schedule B attached hereto; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention (if requested by the Company), mailing, insertion, programming (if requested by the Company), labels, shareholder lists and proxy expenses.

     These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Company and the Agent.

     The Company agrees to pay all fees and reimbursable expenses within ten
     (10) business days following the mailing of the billing notice.

3.   REPRESENTATIONS OF THE AGENT

     The Agent represents and warrants to the Company that:

     A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B.   It is a registered transfer agent under the Exchange Act;

     C. It is duly qualified to carry on its business in the State of Wisconsin;

     D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It will comply with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.   REPRESENTATIONS OF THE COMPANY

     The Company represents and warrants to the Agent that:

     A. The Company is an open-ended diversified investment company under the 1940 Act;

     B. The Company is a business trust organized, existing and in good standing under the laws of Delaware;

     C. The Company is empowered under applicable laws and by its Trust Investment and Bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Trust Instrument have been taken to authorize it to enter into and perform this Agreement;

     E. The Company will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.

5.   COVENANTS OF THE COMPANY AND THE AGENT

     The Company shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Company authorizing the appointment of the Agent and the execution of this Agreement. The Company shall provide to the Agent a copy of its Trust Instrument, Bylaws and all amendments thereto.

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Company and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Company on and in accordance with its request.

6.   INDEMNIFICATION; REMEDIES UPON BREACH

     The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or
     (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Trustees of the Company.

     Further, the Company will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Company or the principal underwriter of the Company (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Company and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

     Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

     In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Company may be asked to indemnify or hold the Agent harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company. The Company shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Company so elects, it will so notify the Agent and thereupon the Company shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Company will be asked to indemnify the Agent except with the Company's prior written consent.

     The Agent shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7.   CONFIDENTIALITY

     The Agent agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

8.   MISCELLANEOUS

     The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held invalid by a court or regulatory agency decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be governed by Wisconsin law, provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the SEC thereunder. This Agreement constitutes the entire Agreement of the parties hereto.

9.   AMENDMENT, ASSIGNMENT, TERMINATION AND NOTICE

     A. This Agreement may be amended by the mutual written consent of the parties.

     B. This Agreement may be terminated upon ninety (90) days' written notice given by one party to the other.

     C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

     D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the Agent, such notice should be sent to P.O. Box 2054, Milwaukee, Wisconsin 53201. If to the Company, such notice should be sent toThe Rockland Funds Trust, 100 South Rockland Road, Rockland, DE 19732.

     E. In the event that the Company gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

     F. Should the Company exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and material will be paid by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

The Rockland Funds Trust                     Firstar Trust Company:

By: /s/Charles S. Cruice, President          By: /s/Michael McVoy
    -------------------------------              -------------------------------
    Charles S. Cruice, President

Attest: /s/Amie Severem                      Attest: /s/Gail M. Zess
        ---------------------------                  ---------------------------

                                                                      Schedule A
                                                                      ----------

                  SEPARATE SERIES OF THE ROCKLAND FUNDS TRUST
                  -------------------------------------------

          Name of Series                               Date Added
          --------------                               ----------
          The Rockland Growth Fund                     November 18, 1996
          - Retail Class
          - Institution Class

                                                                      Schedule B
                                                                      ----------

                        SHAREHOLDER ACCOUNTING SERVICES
                                   LOAD FUNDS
                              ANNUAL FEE SCHEDULE

$16.00 per shareholder account

Minimum annual fee of $24,000 for the first fund and $10,000 for each additional fund

Plus out-of-pocket expenses, including, but not limited to:

     o Telephone - toll-free lines
     o Postage
     o Programming
     o Stationery/envelopes
     o Mailing
     o Insurance
     o Proxies
     o Retention of Records
     o Microfilm/fiche of records
     o Special reports
     o All other out-of-pocket expenses
     o o  ACH fees

Fees are billed monthly

                                SHAREHOLDER FEES
                             (CHARGED TO INVESTORS)

                                                                    DEFINED CONTRIBUTION
                                                                      403(B)(7), 401(K)
I.  QUALIFIED PLAN FEES                            IRA ACCOUNTS         PLAN ACCOUNTS
    -------------------                            ------------         -------------
    Annual maintenance fee per account               $12.50                $12.50

    Transfer to successor trustee                     15.00                 15.00

    Distribution to a participant (exclusive          15.00                 15.00
    of systematic withdrawal plans)

    Refund of excess contribution                     15.00                 15.00

II. ADDITIONAL SHAREHOLDER FEES                                  AMOUNT
    ---------------------------                                  ------
    Any outgoing wire                                            $ 7.50/wire

    Telephone exchange                                             5.00/telephone exchange

    Return check fee                                              15.00/return check

    Stop payment fee (liquidation, dividend,                      15.00/stop payment
    draft check)

    Research fee                                                   5.00/research item
      (For requested items of the second
      calendar year [or previous] to the request)

             These fees are subject to change upon notification by
                Firstar Trust Company to the Mutual Fund client

                        SHAREHOLDER ACCOUNTING SERVICES
                      AUTOMATIC INVESTMENT PLAN PROCESSING

                                  ACH SERVICE
                                  -----------


o Automatic Investment Plan

o Telephone Purchase, Liquidation

o EFT Payments of Dividends, Capital Gains, SWP's

o $125.00 per month

     o $0.50 per account set-up and/or change
     o $0.35 per item
     o $3.50 per correction, reversal, or return item

o Fees are billed monthly
                  -------

                    TRANSFER AGENT AND SHAREHOLDER SERVICING
                              ANNUAL FEE SCHEDULE

                                                                      SCHEDULE B

                         ROCKLAND SMALL CAP GROWTH FUND

EFFECTIVE 01/01/00

Shareholder Account Fee (Subject to Minimum)
     $15.00 per shareholder account - No-Load Fund
     $16.00 per shareholder account - Load Fund
     $21.00 per shareholder account - Money Market Fund

Annual Minimum
     $24,000 first No-Load Fund
     $28,000 first Load or Money Market Fund
     $10,000 each additional Fund or Class

Extraordinary services quoted separately.

Activity Charges
     Telephone Call - $1.00 per call
     Draft Check Processing - $1.00 per draft
     Daily Valuation Trades - $6.75 per trade
     ACH Shareholder Services
               $125.00 per month per fund group
               $ .50 per account setup and/or change
               $ .50 per ACH item
               $5.00 per correction, reversal, return item

Plus Out-of-Pocket Expenses, including but not limited to:
     Telephone - toll free lines        Retention of records
     Postage                            Microfilm/fiche of records
     Programming                        Special reports
     Stationery/envelopes               ACH fees
     Insurance                          NSCC charges
     Proxies                            All other out-of-pocket expenses

File Transfer - $160/month and $.01/record

Qualified Plan Fees (Billed to Investors)*
     Annual maintenance fee per account $ 12.50 / acct. (Cap at $25.00 per SSN)
     Education IRA                      $  5.00 / acct. (Cap at $25.00 per SSN)
     Transfer to successor trustee      $ 15.00 / trans.
     Distribution to participant        $ 15.00 / trans. (Exclusive of SWP)
     Refund of excess contribution      $ 15.00 / trans.
     Select requests                    $200.00 / trans.

Additional Shareholder Fees (Billed to Investors)
     Any outgoing wire transfer         $12.00 / wire
     Telephone exchange                 $ 5.00 / exch
     Return check/ACH fee               $25.00 / item
     Stop payment                       $25.00 / stop
     (Liquidation, dividend, draft check)
     Research fee                       $ 5.00 / item
     (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)

Fees and out-of-pocket expenses are billed to the fund monthly.
                                      NSCC
                             Out-of-Pocket Charges
Processing
     Fund/SERV                          $  50 / month
     Networking                         $  250 / month
     CPU Access                         $  40 / month
     FundServ Transactions              $  .35 / trade
     Networking - per item              $  .025 / monthly dividend fund
     Networking - per item              $  .015 / non-mo. Dividend fund
     First Data                         $  .10 / next-day FundServ trade
     First Data                         $  .15 / same-day FundServ trade

                                Mutual Fund Services
                             Out-of-Pocket Expense Items

Forms Costs
     Statement Paper                    $ .038 / item
     #9, # 10 Envelopes                 $ .043 / item
     Check/Statement Paper              $ .25 / item
     Certificate                        $ 1.00 / item
     Wire Order Confirm (non-NSCC)      $ .22 item
     Firstar Fulfillment Envelope       $ .25 / item
     Presort Postage (one ounce)        $ .34 / item
Shareholder System Select Request       $ 200.00 / request
Systems Development/Programming         $ 150.00 / hour
Fund Group Addition                     $ 2,000.00 / fund group
Fund Additions                          $ 1,000.00 / fund or class
Fund Group Restore                      $ 1,000.00 / occurrence
Lost Shareholder Search (Keane Tracers) $ 3.00 / search
DAZL ($5,000 setup)                     $ 1,000.00  / month
      Price record transmission         $ .015 / price record
      Other record                      $ .025 / record

Note - All rates subject to change